Exhibit 4.29

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of November 7, 2019, by and among Euroseas Ltd., a Marshall Islands corporation (the “Company”), and the shareholder signatory hereto (the “Investor”).
RECITALS
A.          The Company has agreed pursuant to the Stock Purchase Agreement between the Company and the Investor dated November 7, 2019 (the “SPA”) to issue 4,225,352 shares (the “SPA Shares”) of the Company’s common stock, par value $0.03 per share (the “Common Stock”) and additional shares of Common Stock pursuant to the Letter Agreement between the Company and the Investor dated November 7, 2019 (together with the SPA Shares, the “Sale Shares”) to the Investor.
B.          The offering of the Sale Shares was made by the Company pursuant to an exemption from the registration requirements of the Securities Act.
C.          On the date hereof, the SPA Shares were issued to the Investor.
D.          As a condition to the Investor acquiring the Sale Shares, the Company agreed to grant the Investor certain registration rights with respect to the Sale Shares.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.          Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Advice” shall have the meaning set forth in Section 6(b).
“Agreement” shall have the meaning set forth in the preamble above.
“Alternative Transaction” shall have the meaning set forth in Section 2(g)(iv).
“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York, Nicosia, Cyprus or Athens, Greece are authorized or required by law or other governmental action to close.
“Commission” means the Securities and Exchange Commission.
“Effectiveness Date” shall have the meaning set forth in Section 2(a).
“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
 “Holder” or “Holders” means the Investor and any subsequent permitted transferees or assignees under Section 6(f) of this Agreement.
“Indemnified Party” shall have the meaning set forth in Section 5(c).
“Indemnifying Party” shall have the meaning set forth in Section 5(c).
“Initiating Shelf Take-Down Holder” shall have the meaning set forth in Section 2(g)(i).
“Investor” shall have the meaning set forth in the preamble.
“Losses” shall have the meaning set forth in Section 5(a).
“Shelf Take-Down” shall have the meaning set forth in Section 2(g)(i).
“Marketed Underwritten Shelf Take-Down” shall have the meaning set forth in Section 2(g)(iii).
“Marketed Underwritten Shelf Take-Down Notice” shall have the meaning set forth in Section 2(g)(iii).
“Participating Holder” means, with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.
“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental authority or political subdivision thereof or any other entity.
“Piggyback Registration” shall have the meaning set forth in Section 2(b).
“Plan of Distribution” shall have the meaning set forth in Section 2(a).
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Sale Shares (excluding any Sale Shares repurchased by the Company pursuant to Section 3 of the SPA) together with any securities issued or issuable upon any exchange, stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Sale Shares” shall have the meaning set forth in the recitals above.
“Securities Act” means the Securities Act of 1933, as amended.
“Shelf Take-Down” shall have the meaning set forth in Section 2(g)(i).
“Suspension Certificate” shall have the meaning set forth in Section 6(d).
“Trading Market” means the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market; and, with respect to any particular date, shall mean the Trading Market on which the Common Stock is listed or quoted for trading on such date.
“Underwritten Offering” means a registration in which securities of the Company are sold to an underwriter or underwriters (or other counterparty) for reoffering to the public.
“Underwritten Shelf Take-Down Notice” shall have the meaning set forth in Section 2(g)(ii).
2.          Registration.  (a) As soon as practicable after the date hereof, and in no event more than 60 days after the date hereof, the Company shall prepare and file with the Commission a Registration Statement, covering the offering and resale of all of the Registrable Securities pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Registrable Securities, for such other means of distribution of Registrable Securities as the Holder may reasonably request (or, at the Holder’s option to delay such registration). The Registration Statement required hereunder shall be on Form F-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, in which case the registration shall be on Form F-1 or another appropriate form as shall be selected by the Company upon advice of its counsel). If the rules of the Commission prevent the Company from including any or all of the Registrable Securities on the Registration Statement required to be filed within the time period set forth in the first sentence of this Section 2(a), the Company shall continue to use its reasonable best efforts to register all remaining Registrable Securities as set forth in this Section 2, whether by way of amending such Registration Statement or filing a new Registration Statement. The Registration Statement required hereunder shall contain (except if otherwise directed by the Holders) a “Plan of Distribution” acceptable to the Holder. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and in any event within five (5) Business Days after the Company learns that no review of a particular Registration Statement will be made by the Commission’s staff or that the Commission’s staff has no further comments on a particular Registration Statement (as the case may be) (the “Effectiveness Date”).  The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until the date which is three years after the date hereof or such later date when all Registrable Securities covered by the Registration Statement (i) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (ii) may be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).
(a)          Right to Piggyback. If the Company does not maintain an effective registration statement for any portion of the Registrable Securities at any time during the Effectiveness Period, the Company proposes to register any of its common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form F-4 or any similar successor forms thereto or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, (B) a dividend reinvestment plan or (C) a merger or the acquisition of the securities or substantially all the assets of another entity), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within 10 Business Days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and shall, subject to Sections 2(c) and 4(d), include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.
(b)          Priority on Initial Registrations.  If, (i) as a result of applicable law or based upon comments received by the Commission, all of the securities to be included in the Registration Statement for any registration initiated on behalf of the Investor pursuant to Section 2(a) cannot be so included, or (ii) such registration is an underwritten primary registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, then the Company shall include in such registration (i) first, such number of Registrable Securities requested to be included therein (allocated pro rata among the Holders based on the relative number of such Registrable

Securities then held by each such Holder or in such manner as they may otherwise agree) and (ii) second, the securities proposed to be sold in such registration by holders of securities other than the Registrable Securities.
(c)          Priority on Primary Piggyback Registrations.  If, (i) as a result of applicable law or based upon comments received by the Commission, all of the securities to be included in the registration statement for any Piggyback Registration initiated as a primary registration on behalf of the Company, cannot be so included, or (ii) a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, then the Company shall include in such registration statement (x) first, the securities the Company proposes to sell, and (y) second, the Registrable Securities and other securities requested to be included therein by the Holders and the holders of such other securities (the “Other Holders”), if any, pro rata among the Holders and the Other Holders on the basis of the number of shares requested to be registered by the Holders and the Other Holders.
(d)          Priority on Secondary Piggyback Registrations. If, (i) as a result of applicable law or based upon comments received by the Commission, all of the securities to be included in the registration statement for any Piggyback Registration initiated as a secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities,  if Registrable Securities are included therein, cannot be so included or (ii) a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration statement exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (x) first, the Registrable Securities and other securities requested to be included therein by the Holders and the Other Holders, if any, pro rata among the Holders and the Other Holders on the basis of the number of shares requested to be registered by the Holders and the Other Holders, and (x) second, the securities the Company proposes to sell, if any.
(e)          Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company or, if such Piggyback Registration is an underwritten secondary offering, the holder of the Company’s securities initiating such Piggyback Registration, shall have the right to select the managing underwriter or underwriters to administer any such offering.
(f)          Shelf Takedown Registrations.
(i)          An offering or sale of Registrable Securities pursuant to the shelf registration statement (each, a “Shelf Take-Down”) may be initiated only by the Investor (the “Initiating Shelf Take-Down Holder”). Except as set forth in Section 2(g)(iii) with respect to Marketed Underwritten Shelf Take-Downs, the Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder.

(ii)          Subject to Section 2(j), if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the applicable shelf registration statement for such purpose as soon as practicable. Subject to Section 2(g)(iii) below, such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters, which shall be reasonably acceptable to the Company, to administer such offering.
(iii)          Subject to Section 3(k)(vi), if the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show” or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 24 hours (a “Marketed Underwritten Shelf Take-Down”)), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than three (3) Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Holders that are registered on such shelf registration statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within one (1) Business Day after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered; provided, that if the managing underwriter or underwriters of any proposed Marketed Underwritten Shelf Take-Down informs the Holders that have requested to participate in such Marketed Underwritten Shelf Take-Down in writing that, in its or their good-faith opinion, the number of securities which such Holders intend to include in such offering exceeds the number of securities that, in the good-faith opinion of the managing underwriter or underwriters in such offering (as evidenced by a written notice to the relevant Holders and the Company), can be sold in such offering without being likely to have a significant adverse effect on the price, timing or the distribution of the securities offered or the market for the securities offered, then the securities to be included in such Marketed Underwritten Shelf Take-Down shall be (i) first, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Marketed Underwritten Shelf Take-Down, which number shall be allocated (1) first to the Registrable Securities requested to be included in such Marketed Underwritten Shelf Take-Down by the Initiating Shelf Take-Down Holder, and (2) second to the Registrable Securities requested to be included in such Marketed Underwritten Shelf Take-Down by any requesting Holder who is not the Initiating Shelf Take-Down Holder on a pro rata basis and (ii) second, and only if all the securities referred to in clause (i) above have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Marketed Underwritten Shelf Take-Down, which such number shall be allocated pro rata among the Holders (excluding the requesting Holder(s)) that have requested to participate in such Marketed Underwritten Shelf Take-Down based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner). The Holders of a majority of the Registrable Securities to be included in any Marketed Underwritten Shelf Take-Down shall have the right to select the managing underwriter or underwriters to administer such offering. No holder of securities of the Company shall be permitted to include such holder’s securities in any Marketed Underwritten Shelf Take-Down except for Holders who wish to include Registrable Securities pursuant to this Section 2(g)(iii).
(iv)          The Company shall use its reasonable best efforts to cooperate in a timely manner with any request of the requesting Holders in respect of any block trade that is registered pursuant to a shelf registration (each, an “Alternative Transaction”). including (A) having appropriate representatives of the Company, upon reasonable request and at reasonable times, available to answer questions and make presentations to any prospective purchasers of Registrable Securities in such Alternative Transaction and (B) responding to reasonable information requests from prospective purchasers of Registrable Securities in such Alternative Transaction. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Company will not be required to (I) provide such cooperation with respect to more than two such sales efforts or (2) disclose to the transferee any material the Company deems to constitute material, non-public information to the extent that such information would not otherwise be required under the Securities Act or the rules and regulations promulgated thereunder to be included or incorporated by reference in the Registration Statement.
(g)          Underwritten Offerings.
(i)          Shelf Registrations. If requested by the underwriters for any Underwritten Offering, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each Participating Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those customarily provided by the Company as part of its public offerings. Each Participating Holder shall cooperate reasonably with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling shareholders in secondary underwritten public offerings. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, receipt of all required consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(ii)          Participation in Underwritten Registrations. Subject to the provisions of Section 2(i)(i) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
(iii)          Price and Underwriting Discounts. In the case of an Underwritten Offering, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Investor participating in such Underwritten Offering.
(h)          Limitation on Underwritten Offerings. Notwithstanding the rights and obligations set forth in this Section 2, in no event shall the Company be obligated to take any action to effect any Underwritten Shelf Take-Down or Underwritten Offering unless the Holder initiating such Underwritten Offering propose to sell at least five percent of Registrable Securities.
3.          Registration Procedures.
In connection with the Company’s registration obligations of Registrable Securities hereunder, the Company shall:
(a)          Not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, (i) furnish to the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective legal counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith.
(b)          (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)          Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing promptly following the day (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto as promptly as reasonably possible to each of the Holders who so requests provided such requesting Holders agree to keep such information confidential until it is publicly disclosed); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such Holder of Registrable Securities agrees to keep such information confidential until it is publicly disclosed).
(d)          Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
(e)          To the extent requested by such Holders, furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
(f)          Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).
(g)          Use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each of the registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.
(h)          If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.
(i)          Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(j)          Comply with all applicable rules and regulations of the Commission and use its reasonable best efforts to cause all Registrable Securities to be listed for trading on a Trading Market, if the Company is then listed on a Trading Market.
(k)          In the case of an Underwritten Offering:
(i)          make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;
(ii)          enter into such customary agreements (including underwriting agreements) and take all such other actions as any Participating Holder or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;
(iii)          make reasonable efforts to obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;
(iv)          make reasonable efforts to obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing of the Underwritten Offering, as specified in the underwriting agreement;
(v)          subject to the execution of any confidentiality agreements as reasonably requested by the Company, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Participating Holder(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; and
(vi)          in the case of an Underwritten Offering of Registrable Securities in an amount of at least five percent (5%) of the Company’s then-outstanding common shares, cause executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering no more than once per calendar quarter over a period of no more than 24 hours (provided, however, that such participation is not required to be in person by any such executive officer) and otherwise to facilitate, cooperate with, and participate in each such proposed Underwritten Offering to the extent reasonably requested by the managing underwriter or underwriters.
(l)          Cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA.
(m)          Use its reasonable efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.
The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the person thereof that has voting and dispositive control over the Sale Shares, for purposes of disclosure in the “Selling Stockholder” table in the Registration Statement.

4.          Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) for compliance with applicable state securities or blue sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration), (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) “road show” expenses of the Company and any Persons retained by the Company in connection with any offering of securities and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal and accounting expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and all fees and expenses of the Company’s certified public accountants), the expense of the preparation of all financial statements and any audit or review thereof by the Company’s accountants, including in connection with their rendering a “cold comfort” letter to the underwriters, if requested, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker, underwriter or similar commissions or any legal fees or other costs of the Holders.
5.          Indemnification.
(a)          Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred (irrespective of whether they are incurred while investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, irrespective of whether any such action is pending or threatened, and irrespective of whether such indemnified person is or may reasonably be a party thereto, to which any of them may become subject, or otherwise), to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law, or any rule or regulation thereunder, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in the Plan of Distribution approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(b).
(b)          Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, (irrespective of whether they are incurred while investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, irrespective of whether any such action is pending or threatened, and irrespective of whether such indemnified person is or may reasonably be a party thereto, to which any of them may become subject, or otherwise), to the extent arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus expressly for use therein; provided, that each Holder’s obligation to indemnify such indemnified parties shall only be to the extent of the net proceeds received by such Holder in the offering to which the Registration Statement relates, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in the Plan of Distribution expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (3) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(b).
(c)          Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is reasonably likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel (the Indemnified Party’s counsel who first notifies the Company of such obligation) shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.
(d)          Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
6.          Miscellaneous.
(a)          Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
(b)          Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until the earlier of (i) the filing of the supplemented Prospectus and/or amended Registration Statement or (ii) such Holder is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event of a discontinued disposition under this Section 6(b), the Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable and to provide copies of the supplemented Prospectus and/or amended Registration Statement or the Advice as soon as possible in order to enable each Holder to resume dispositions of the Registrable Securities.
(c)          Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by the Company and any Holder of the then outstanding Registrable Securities from any provision hereof, shall in any event be effective unless the same shall be in writing and made by the Company and at least a majority of the Holders of the then outstanding Registrable Securities, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this

Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and at least a majority of the Holders of the then outstanding Registrable Securities.
(d)          Suspension of Trading. At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company stating that the effectiveness of and sales of Registrable Securities under the Registration Statement would:
(i)          materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or
(ii)          require public disclosure of any transaction of the type discussed in Section 6(d)(i) prior to the time such disclosure might otherwise be required.
After the delivery of a Suspension Certificate by Holders of Registrable Securities, the Company may, in its discretion, require such Holders of Registrable Securities to refrain from selling or otherwise transferring or disposing of any Registrable Securities or other Company securities then held by such Holders for a specified period of time that is customary under the circumstances (not to exceed sixty (60) days). Notwithstanding the foregoing sentence, the Company shall be permitted to cause Holders of Registrable Securities to so refrain from selling or otherwise transferring or disposing of any Registrable Securities or other securities of the Company on only one occasion during each twelve (12) consecutive month period that the Registration Statement remains effective. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 6(d).
(e)          Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) on the date of transmission when delivered via facsimile prior to 5:00 p.m. (New York City time) on a Business Day, (ii) one Business Day after transmission when delivered via facsimile later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon delivery when delivered personally, (iv) three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (v) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to the Company:

Euroseas Ltd.
4 Messogiou Street & Evropis St.
151 25 Maroussi Greece
Attention: Aristides J. Pittas, Chairman, President & CEO
With a copy (which shall not constitute notice) to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attention:  Anthony Tu-Sekine, Esq.
If to the Investor, to:

c/o Synergy Marine Limited
5th Floor
Lapithion Tower
5 Deligiorgi Street
Nicosia 1066, Cyprus
Attention: Savvas Georghiades
Email: sgeorghiades@synergy-marine.com.cy
With a copy (which shall not constitute notice) to:
Watson Farley & Williams LLP
Attn: Steven Hollander
250 West 55th Street, 31st Floor
New York, New York 10019

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.
(f)          Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities, provided a sale of the Company shall not be deemed an assignment. Any Holder may assign its rights hereunder to a purchaser or transferee of Registrable Securities; provided, that (i) the Company is furnished a written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Holder herein and had originally been a party hereto.
(g)          Execution in Counterparts; Facsimile Signatures. This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.
(h)          Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against the parties hereto or thereto in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.
(i)          Cumulative Remedies. All remedies, either under this Agreement or by law, afforded to the parties hereto, shall be cumulative and not alternative.
(j)          Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(k)          Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.
 [Remainder of page intentionally left blank; Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:
EUROSEAS LTD.
By:	/s/ Dr. Anastasios (Tasos) Aslidis
Name: Dr. Anastasios (Tasos) Aslidis
Title: CFO & Treasurer

[Investor Signature page follows]

INVESTOR: SYNERGY HOLDINGS LIMITED (formerly known as Nautilus Holdings No. 2 Limited)
By:
Name:
Title: